EXHIBIT 21
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                   LIST OF ALBEMARLE CORPORATION SUBSIDIARIES
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Name                                                 Domicile
----                                                 --------

Albemarle Asano Corporation                          Japan
Albemarle Asia Pacific Company                       Virginia
Albemarle Asia Pacific Company LLC                   Virginia
Albemarle Chemicals SAS                              France
Albemarle Chimie                                     France
Albemarle China Corporation                          Virginia
Albemarle Deutschland GmbH                           Federal Republic of Germany
Albemarle Europe SPRL                                Belgium
Albemarle Foreign Sales Corporation                  U. S. Virgin Islands
Albemarle France S.A.R.L.                            France
Albemarle Holdings Company Limited                   Turks and Caicos Islands
Albemarle International Corporation                  Virginia
Albemarle International Company LLC                  Virginia
Albemarle Marketing Company Limited                  Turks and Caicos Islands
Albemarle Overseas Development Corporation           Virginia
Albemarle Overseas Development Company LLC           Virginia
Albemarle PPC                                        France
Albemarle Services Company Limited                   Turks and Caicos Islands
Albemarle TCI Limited                                Turks and Caicos Islands
Albemarle UK Holdings, Inc.                          Virginia
Albemarle UK Limited                                 England
Albemarle Ventures Company Limited                   Turks and Caicos Islands
Albemarle Virginia Corporation                       Virginia
Albemarle Virginia, L.P.                             Virginia
ANY, Inc.                                            New York
Breitenau Holding GmbH                               Federal Republic of Germany
Martinswerk GmbH                                     Federal Republic of Germany